UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – August 24, 2015

EXTENDED STAY AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

ESH HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 24, 2015, James L. Donald, who has resigned as Chief Executive Officer and as a director of the Company (as defined below), entered into a letter agreement (the “Letter Agreement”) with Extended Stay America, Inc. (“Extended Stay”) and ESH Hospitality, Inc. (“ESH REIT” and, together with Extended Stay, the “Company”) pursuant to which Mr. Donald will provide advisory services to the Company. The Letter Agreement outlines the terms of Mr. Donald’s continued employment as a Senior Advisor to the Company through February 29, 2016. A copy of the Letter Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1†	Letter Agreement by and between Extended Stay America, Inc., ESH Hospitality, Inc. and James L. Donald, entered into on August 24, 2015.

†	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: August 24, 2015	By:	/s/ John R. Dent
Name: John R. Dent
Title: General Counsel

ESH HOSPITALITY, INC.

Date: August 24, 2015	By:	/s/ John R. Dent
Name: John R. Dent
Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1†	Letter Agreement by and between Extended Stay America, Inc., ESH Hospitality, Inc. and James L. Donald, entered into on August 24, 2015.

†	Management contract or compensatory plan or arrangement.